As filed with the Securities and Exchange Commission on June 28, 2000

                                               Registration No. 33-40961



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                Post-Effective Amendment No. 1 to
                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933



                        GLOBAL MARINE INC.
      (Exact Name of Registrant as Specified in Its Charter)


                     777 N. Eldridge Parkway
Delaware          Houston, Texas 77079-4493       95-1849298
(State or Other                                 (I.R.S. Employer
Jurisdiction of                                Identification No.)
Incorporation or     (Address of Principal
Organization)         Executive Offices and
                            Zip Code)




                       GLOBAL MARINE INC.
              1989 STOCK OPTION AND INCENTIVE PLAN
                              and
                       GLOBAL MARINE INC.
          1990 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                    (Full Title of the Plan)




                    JAMES L. McCULLOCH, ESQ.
           Senior Vice President and General Counsel
                       Global Marine Inc.
                    777 N. Eldridge Parkway
                   Houston, Texas 77079-4493
            (Name and Address of Agent for Service)

                         (281) 596-5100
            (Telephone Number, Including Area Code,
                     of Agent for Service)



                         EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Reg. No. 33-40961), which registration statement was filed by Global Marine Inc. (the "Company") to register the offering and sale of up to 4,750,000 shares of its Common Stock, plus an indeterminate number of additional shares which may become issuable as a result of any future adjustments in accordance with the terms of the applicable plan (the "Registered Shares") to participants of the Company's 1989 Stock Option and Incentive Plan (the "1989 Plan"), is filed for the purpose of transferring, pursuant to Instruction E to Form S-8, up to 4,750,000 of the remaining unsold Registered Shares (the "Transferred Shares"), along with the respective registration fees, to the extent such shares are not issued under the 1989 Plan, to the Company's Registration Statement on Form S-8 (Reg. No. 333-80383), registering the offer and sale of the Transferred Shares (plus other additional shares as specified therein) to participants of the Company's 1998 Stock Option and Incentive Plan. The 500,000 shares (plus an indeterminate number of additional shares which may become issuable as a result of any future adjustments in accordance with the terms of the applicable plan) previously registered under the Registration Statement for offering and sale under the 1990 Non-Employee Director Stock Option Plan are not affected by this Post-Effective Amendment.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Post-Effective Amendment No. 1 to the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the SEC or its staff a copy or copies of all documents included in such file.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement incorporates by reference the following documents, which have been filed with the SEC by the Company pursuant to the Securities Act and the Securities
Exchange Act of 1934 (File
No.1-5471):

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 6, 1989, as amended by Amendment No. 1 on Form 8 filed with the SEC on
          March 15, 1989.

     Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section III-11 of the By-laws of the Company provides for indemnification of the directors and officers of Global Marine Inc. to the full extent permitted by law, as now in effect or later amended. Section III-11 of the By-laws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     Additionally, the Company's Restated Certificate of Incorporation, as amended, (the "Charter") contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

     In addition to its Charter and By-law provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the By-laws of the Company as in effect at the respective dates of such agreements.

     The Company has placed in effect insurance which purports
(a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned By-law provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

     Agreements which may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
No.                           Description

4.1*      Restated Certificate of Incorporation of the
          Company as filed with the Secretary of State of Delaware on March 15, 1989, effective March 16,
          1989. (Incorporated herein by this reference to Exhibit 3(i).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.2*      Certificate of Amendment of the Restated
          Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1990. (Incorporated herein by this reference to Exhibit 3(i).2 of the Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1993.)

4.3*      Certificate of Correction of the Restated
          Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on September 25, 1990. (Incorporated herein by this reference to Exhibit 3(i).3 of the Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1993.)

4.4*      Certificate of Amendment of the Restated
          Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1992. (Incorporated herein by this reference to Exhibit 3(i).4 of the Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1993.)

4.5*      Certificate of Amendment of the Restated
          Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 12, 1994. (Incorporated herein by this reference to Exhibit 4.5 of the Registrant's
          Registration Statement on Form S-3 (No. 33-
          53691) filed with the SEC on May 18, 1994.)

4.6* By-laws of the Company as amended through February 23, 1999. (Incorporated herein by this reference to Exhibit 3(ii).2 of the Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1998.)

4.7*      Global Marine Inc. 1989 Stock Option and
          Incentive Plan. (Incorporated herein by this reference to Exhibit 10.6 of the Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1988.)

4.8*      First Amendment to Global Marine Inc. 1989 Stock
          Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990.)

4.9**     Second Amendment to Global Marine Inc. 1989
          Stock Option and Incentive Plan.

4.10*     Form of Stock Option Agreement pertaining to
          Options granted May 10, 1989 under the 1989
          Stock Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 28.3 of the Registrant's Registration Statement on Form S-8
          (No. 33-32088).)

4.11* Form of Incentive Stock Option Agreement for general use under the 1989 Stock Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 28.4 of the Registrant's
          Registration Statement on Form S-8 (No. 33-
          32088).)

4.12* Form of Stock Option Agreement for general use under the 1989 Stock Option and Incentive Plan
          (Non-Qualified Stock Options). (Incorporated herein by this reference to Exhibit 28.5 of the Registrant's Registration Statement on Form S-8
          (No. 33-32088).)

4.13*     Third Amendment to Global Marine Inc. 1989 Stock
          Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8
          (No. 33-63326) filed with the SEC on May 26,
          1993.)

4.14*     Fourth Amendment to Global Marine Inc. 1989
          Stock Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 10.16 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.)

4.15*     Fifth Amendment to Global Marine Inc. 1989 Stock
          Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.)

4.16*     Sixth Amendment to Global Marine Inc. 1989 Stock
          Option and Incentive Plan. (Incorporated herein by this reference to Exhibit 10.18 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.)

4.17**    Global Marine Inc. 1990 Non-Employee Director
          Stock Option Plan.

4.18** Form of Stock Option Agreement for general use under the 1990 Non-Employee Director Stock
          Option Plan.

5.1**     Opinion of Mr. John G. Ryan, Senior Vice
          President, General Counsel and Secretary of
          Global Marine Inc.

15.1      Letter of PricewaterhouseCoopers LLP regarding
          Awareness of Incorporation by Reference.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2**    Consent of Mr. John G. Ryan (included in Exhibit
          5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

________________________________
*    Incorporated herein by reference as indicated.
**   Previously filed.

ITEM 9.  UNDERTAKINGS

     (a)   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)   To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
          Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
          (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule
          424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
          Fee" table in the effective Registration Statement;
          and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange
     Act that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 27th day of June 2000.

                              GLOBAL MARINE INC.


                              By: /s/ James L. McCulloch
                                   James L. McCulloch
                                   Senior Vice President,
                                   General Counsel
                                   and Assistant Secretary

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. McCulloch, Alexander A. Krezel, and Walter A. Baker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


/s/Robert E. Rose    Chairman of the Board,         June 27, 2000
Robert E. Rose       President, Chief Executive
                     Officer and Director
                     (Principal Executive Officer)

/s/W. Matt Ralls     Senior Vice President,         June 27, 2000
W. Matt Ralls        Chief Financial Officer
                     and Treasurer
                     (Principal Financial Officer)

/s/Douglas C. Stegall Vice President and            June 27, 2000
Douglas C. Steall     Controller
                     (Principal Accounting Officer)

/s/Edward A. Blair   Director                       June 27, 2000
Edward A. Blair

/s/Thomas W. Cason   Director                       June 27, 2000
Thomas W. Cason

/s/John M. Galvin    Director                       June 27, 2000
John M. Galvin

/s/C. R. Luigs       Director                       June 27, 2000
C. R. Luigs

/s/Jerry C. Martin   Director                       June 27, 2000
Jerry C. Martin

/s/Edward R. Muller  Director                       June 27, 2000
Edward R. Muller

Paul J. Powers       Director

/s/Ben G. Streetman  Director                       June 27, 2000
Ben G. Streetman

/s/Carroll W. Suggs  Director                       June 27, 2000
Carroll W. Suggs

/s/John Whitmire     Director                       June 27, 2000
John Whitmire